SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2004

NANOGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23541	33-0489621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 410-4600

Item 2.	Acquisition of Assets.

On April 21, 2004, Nanogen, Inc. (“Nanogen”) completed the acquisition of SynX Pharma Inc. (“SynX”) pursuant to a plan of arrangement whereby all of the common shares and debentures of SynX were acquired in exchange for shares of Nanogen common stock. SynX is now a wholly-owned subsidiary of Nanogen.

Under the plan of arrangement, each SynX shareholder is entitled to receive 0.123 shares of Nanogen common stock per SynX common share. Accordingly, approximately 1.6 million shares of Nanogen common stock are issuable to former SynX shareholders and to holders of replacement warrants and options. In addition, the CDN $3.5 million principal amount of subordinated secured debentures of SynX (together with unpaid interest) were acquired in exchange for approximately 300,000 shares of Nanogen common stock. A copy of the Plan of Arrangement is attached as Exhibit 2.1 hereto. A copy of the press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Financial Statements

(a)	Financial Statements of Business Acquired

Financial statements for SynX Pharma Inc. will be filed by amendment as soon as possible, but not later than July 6, 2004.

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment as soon as practicable, but not later than July 6, 2004.

(c)	Exhibits

Exhibit No.

2.1	Plan of Arrangement between Nanogen, Inc. and SynX Pharma Inc. dated February 9, 2004.

99.1	Press Release dated April 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Dated: May 6, 2004	By:	/s/ Nicholas J. Venuto

Nicholas J. Venuto, Senior Director, Finance

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Plan of Arrangement between Nanogen, Inc. and SynX Pharma Inc. dated February 9, 2004.

99.1	Press Release of Nanogen, Inc., dated April 21, 2004.